UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 21, 2016

VIRTUAL LEARNING COMPANY, INC.

(Exact Name of Registrant as specified in its charter)

Nevada	333-174674	26-4012225
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 Rt 9 Forked River, New Jersey 08731

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 693-8881

Item 2.02 Results of Operations and Financial Condition

Recent Developments

In early September Virtual Learning acquired the rights to all new home builder licensing as well as home improvement contractor registrations, which were owned by Dream Homes Ltd., as well as its subsidiary Atlantic Northeast Construction LLC. Subsequent to this acquisition, Virtual Learning through its wholly owned subsidiary Dream Building LLC, has since signed 2 additional elevation and renovation projects, one in Seaside Park, NJ and one in Brick, NJ. The combined total of these contracts is $179,509 and revenue from these projects will accrete to Q4 2016 and Q1 & Q2 in 2017. These projects are located in the primary market area of Virtual Learning Company Inc and Dream Building LLC.

Additionally, Virtual Learning Company Inc. has just formed a new division to produce and market webinars to take advantage of Virtual’s extensive library of educational software, as well as the instructional construction and renovation content that was recently acquired.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL LEARNING COMPANY, INC.

/s/ Vincent Simonelli
Vincent Simonelli, President
Date: September 23, 2016